Exhibit 99.1

Financial Contact: Sarah Cook Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Reports Q4 & Full Year 2024 Financial Results and Provides Outlook for Q1 2025

Fourth Quarter Revenues from Continuing Operations increased 2% and Full Year Revenues from Continuing Operations increased 21% on a year over year basis

Generated Fourth Quarter Net Cash from Operations of $35M and full year Net Cash from Operations of $130M

Board of Directors authorizes additional $150M for Share Repurchase Program

Knowles received $75M+, multi-year, order for high-performance capacitors in Energy market

ITASCA, Ill., February 13, 2025 — Knowles Corporation (NYSE: KN), a leading manufacturer of specialty electronic components for innovative technologies, including capacitors, radio frequency ("RF") filters, advanced medtech microphones, and balanced armature speakers, today announced results for the fourth quarter and year ended December 31, 2024.

“With the successful completion of the divestiture of the Consumer MEMS Microphone business at the end of 2024, we took another significant step to further the Company’s strategic transformation into a premier industrial technology company focusing on higher value markets,” said Jeffrey Niew, President and CEO of Knowles. “On a continuing operations basis, full year revenue increased 21%, GAAP diluted EPS declined 64%, and Non-GAAP diluted EPS grew 32% year over year.”

Fourth quarter revenues, Non-GAAP diluted EPS, and net cash from operations were within our guided range. Precision Devices revenues were lower than expected driven by the slower ramp up of our new Specialty Film product line while our Medtech & Specialty Audio ("MSA") segment was in line with our expectations.

Mr. Niew continued, “The new Specialty Film product line, an exciting part of the Cornell acquisition, is expected to provide a new revenue growth area for us, as we ramp up its manufacturing capacity through 2025 and into 2026. Further, increased order activity and our existing backlog in Medical and Defense markets adds to our confidence in revenue and earnings growth resuming in the second quarter of 2025. In addition to our existing backlog, the large order we received in Q1 in the Energy market gives us confidence in organic revenue growth in 2026 and beyond. Lastly, we exited 2024 with net debt leverage ratio well below one and I expect 2025 to be another year of solid cash generation which provides the company with flexibility to further enhance shareholder value through capital allocation.”

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations* with the exception of Net cash provided by operating activities (in millions, except per share data):

	Q4-24	Q3-24	Q4-23	FY-24	FY-23
Revenues	$142.5	$142.5	$139.2	$553.5	$456.8
Gross profit	$60.9	$62.9	$58.6	$234.8	$203.8
(as a % of revenues)	42.7%	44.1%	42.1%	42.4%	44.6%
Non-GAAP gross profit	$62.9	$64.8	$61.0	$245.4	$207.7
(as a % of revenues)	44.1%	45.5%	43.8%	44.3%	45.5%
Diluted earnings per share**	$0.12	$0.10	$0.29	$0.26	$0.72
Non-GAAP diluted earnings per share	$0.27	$0.26	$0.22	$0.91	$0.69
Net cash provided by operating activities	$35.1	$52.8	$60.4	$130.1	$122.7
* Continuing operations excludes the results of our Consumer MEMS Microphones reporting business.

** Fourth Quarter 2024 results include $0.06 per share in stock-based compensation expense, $0.04 per share in intangibles amortization expense, $0.01 per share in acquisition-related costs, $0.01 per share in production transfer costs, and $0.03 per share for differences related to the GAAP effective tax rate excluded from non-GAAP results.

First Quarter 2025 Outlook
The forward looking guidance for the quarter ending March 31, 2025 on a continuing operations basis with the exception of Net cash provided by operating activities is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues from continuing operations	$124 to $134 million	—	$124 to $134 million
Diluted earnings per share from continuing operations	$0.06 to $0.10	$0.10	$0.16 to $0.20
Net cash provided by operating activities^	$(15) to $(5) million	—	$(15) to $(5) million

Q1 2025 GAAP results from continuing operations are expected to include approximately $0.06 per share in stock-based compensation expense and $0.04 per share in intangibles amortization expense. These items are excluded from non-GAAP results.

^Q1 2025 Net cash provided by operating activities is expected to include $12 million of cash used in settlement of supplier obligations related to the Consumer MEMS Microphone business. We expect the remaining $12 million of supplier obligations retained in relation to the Consumer MEMS Microphone business will be settled in Q2 of 2025.

Stock Repurchase Program
Knowles announced today that its Board of Directors has approved the addition of $150 million to its existing stock repurchase program, which was first adopted in February 2020. As of February 13, 2025, an aggregate of approximately $194 million is available under the Company's stock repurchase program, which includes the additional authorization. The timing and amount of any shares repurchased will be determined by the Company based on its evaluation of market conditions and other factors, and will be made in accordance with applicable securities laws in either the open market or in privately negotiated transactions. The Company is not obligated to purchase any shares under the program, and the program may be suspended or discontinued at any time. The actual timing and share price of shares repurchased will depend on a number of factors, including the market price of the Company's stock, general market and economic conditions, and applicable legal requirements.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, free cash flow, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (888) 596-4144 (United States) or (646) 968-2525 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on February 20, 2025 at (800) 770-2030 (United States) or (609) 800-9909 (International). The conference ID is 3966457 followed by # key.

About Knowles
Knowles is a leading manufacturer of specialty electronic components. We design parts that perform unique, critical functions for innovative technologies. Through extreme reliability, custom engineering, and scalable manufacturing, we enable businesses to succeed in the most demanding applications across medtech, defense, and industrial markets.

Our high-performance capacitors, RF and microwave filters, advanced medtech microphones, balanced armature speakers, and miniaturization products enable and enhance the performance of technologies with the power to change, improve, and save lives. Founded in 1946 and headquartered in Itasca, Illinois, Knowles has grown into a global organization with employees spanning 11 countries.

For more information, please visit knowles.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words "believe," "expect," "anticipate," "project," "estimate," "budget," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "objective," "forecast," "goal," "guidance," "outlook," "effort," "target," and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Other risks and uncertainties include, but are not limited to: the occurrence of any event, change, or other circumstance giving rise to our inability to achieve some or all of the strategic and financial benefits that we expect to achieve in connection with our CMM divestiture; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability, including due to inflation, rising interest rates, negative impacts caused by pandemics and public health crises, or the impacts of geopolitical uncertainties; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber-attack, cyber breach, theft, or other unauthorized access; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER 2024

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Revenues	$142.5	$142.5	$139.2
Cost of goods sold	81.1	79.5	79.7
Restructuring charges - cost of goods sold	0.5	0.1	0.9
Gross profit	60.9	62.9	58.6
Research and development expenses	10.3	10.2	8.4
Selling and administrative expenses	35.2	33.9	38.5
Restructuring charges	—	0.1	0.4
Operating expenses	45.5	44.2	47.3
Operating earnings	15.4	18.7	11.3
Interest expense, net	3.4	3.9	3.2
Other (income) expense, net	(1.7)	2.6	0.2
Earnings before income taxes and discontinued operations	13.7	12.2	7.9
Provision for (benefit from) income taxes	3.3	3.0	(18.7)
Earnings from continuing operations	10.4	9.2	26.6
Earnings (loss) from discontinued operations, net	8.1	(8.7)	20.8
Net earnings	$18.5	$0.5	$47.4

Earnings per share from continuing operations:
Basic	$0.12	$0.10	$0.30
Diluted	$0.12	$0.10	$0.29

Earnings (loss) per share from discontinued operations:
Basic	$0.09	$(0.09)	$0.23
Diluted	$0.09	$(0.09)	$0.23

Net earnings per share:
Basic	$0.21	$0.01	$0.53
Diluted	$0.21	$0.01	$0.52

Weighted-average common shares outstanding:
Basic	88.0	88.7	90.0
Diluted	89.4	89.7	90.7
.

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Year Ended
	December 31, 2024	December 31, 2023
Revenues	$553.5	$456.8
Cost of goods sold	316.8	251.9
Restructuring charges - cost of goods sold	1.9	1.1
Gross profit	234.8	203.8
Research and development expenses	39.5	32.4
Selling and administrative expenses	142.0	125.8
Restructuring charges	1.5	2.2
Operating expenses	183.0	160.4
Operating earnings	51.8	43.4
Interest expense, net	16.3	5.4
Other expense, net	0.8	0.7
Earnings before income taxes and discontinued operations	34.7	37.3
Provision for (benefit from) income taxes	11.3	(28.3)
Earnings from continuing operations	23.4	65.6
(Loss) earnings from discontinued operations, net	(261.2)	6.8
Net (loss) earnings	$(237.8)	$72.4

Earnings per share from continuing operations:
Basic	$0.26	$0.72
Diluted	$0.26	$0.72

(Loss) earnings per share from discontinued operations:
Basic	$(2.93)	$0.08
Diluted	$(2.90)	$0.07

Net (loss) earnings per share:
Basic	$(2.67)	$0.80
Diluted	$(2.64)	$0.79

Weighted-average common shares outstanding:
Basic	88.9	90.9
Diluted	90.1	91.6

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Gross profit	$60.9	$62.9	$58.6	$234.8	$203.8
Gross profit as % of revenues	42.7%	44.1%	42.1%	42.4%	44.6%
Stock-based compensation expense	0.4	0.3	0.3	1.5	1.6
Restructuring charges	0.5	0.1	0.9	1.9	1.1
Production transfer costs (2)	1.0	1.3	0.4	3.8	0.4
Acquisition-related costs (3)	0.1	0.2	0.8	2.3	0.8
Other (4)	—	—	—	1.1	—
Non-GAAP gross profit	$62.9	$64.8	$61.0	$245.4	$207.7
Non-GAAP gross profit as % of revenues	44.1%	45.5%	43.8%	44.3%	45.5%
Research and development expenses	$10.3	$10.2	$8.4	$39.5	$32.4
Stock-based compensation expense	(0.8)	(0.6)	(0.4)	(2.4)	(1.9)
Intangibles amortization expense	(0.6)	(0.6)	(0.6)	(2.4)	(0.9)
Acquisition-related costs (3)	(0.1)	(0.1)	—	(0.6)	—
Non-GAAP research and development expenses	$8.8	$8.9	$7.4	$34.1	$29.6
Selling and administrative expenses	$35.2	$33.9	$38.5	$142.0	$125.8
Stock-based compensation expense	(4.2)	(4.9)	(5.1)	(18.3)	(19.3)
Intangibles amortization expense	(3.6)	(3.6)	(2.6)	(14.6)	(6.6)
Production transfer costs (2)	(0.2)	(0.1)	—	(0.4)	—
Acquisition-related costs (3)	(0.7)	(1.0)	(5.6)	(5.5)	(8.6)
Other (4)	(0.9)	(0.3)	(0.5)	(1.4)	(2.1)
Non-GAAP selling and administrative expenses	$25.6	$24.0	$24.7	$101.8	$89.2
Operating expenses	$45.5	$44.2	$47.3	$183.0	$160.4
Stock-based compensation expense	(5.0)	(5.5)	(5.5)	(20.7)	(21.2)
Intangibles amortization expense	(4.2)	(4.2)	(3.2)	(17.0)	(7.5)
Restructuring charges	—	(0.1)	(0.4)	(1.5)	(2.2)
Production transfer costs (2)	(0.2)	(0.1)	—	(0.4)	—
Acquisition-related costs (3)	(0.8)	(1.1)	(5.6)	(6.1)	(8.6)
Other (4)	(0.9)	(0.3)	(0.5)	(1.4)	(2.1)
Non-GAAP operating expenses	$34.4	$32.9	$32.1	$135.9	$118.8
Net earnings from continuing operations	$10.4	$9.2	$26.6	$23.4	$65.6
Interest expense, net	3.4	3.9	3.2	16.3	5.4
Provision for (benefit from) income taxes	3.3	3.0	(18.7)	11.3	(28.3)
Earnings from continuing operations before interest and income taxes	17.1	16.1	11.1	51.0	42.7
Earnings from continuing operations before interest and income taxes as % of revenues	12.0%	11.3%	8.0%	9.2%	9.3%
Stock-based compensation expense	5.4	5.8	5.8	22.2	22.8
Intangibles amortization expense	4.2	4.2	3.2	17.0	7.5
Restructuring charges	0.5	0.2	1.3	3.4	3.3
Production transfer costs (2)	1.2	1.4	0.4	4.2	0.4
Acquisition-related costs (3)	0.9	1.3	6.4	8.4	9.4
Other (4)	0.1	1.0	0.5	1.7	2.1
Adjusted earnings from continuing operations before interest and income taxes	$29.4	$30.0	$28.7	$107.9	$88.2
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	20.6%	21.1%	20.6%	19.5%	19.3%
Net earnings from continuing operations	10.4	9.2	26.6	23.4	65.6
Interest expense, net	3.4	3.9	3.2	16.3	5.4
Provision for (benefit from) income taxes	3.3	3.0	(18.7)	11.3	(28.3)
Earnings from continuing operations before interest and income taxes	17.1	16.1	11.1	51.0	42.7
Non-GAAP reconciling adjustments (6)	12.3	13.9	17.6	56.9	45.5
Depreciation expense	5.3	5.0	5.0	20.6	18.7
Adjusted earnings from continuing operations before interest, income taxes, depreciation, and amortization ("Adjusted EBITDA")	34.7	35.0	33.7	128.5	106.9
Adjusted EBITDA as a % of revenues	24.4%	24.6%	24.2%	23.2%	23.4%

	Quarter Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Provision for (benefit from) income taxes	$3.3	$3.0	$(18.7)	$11.3	$(28.3)
Income tax effects of non-GAAP reconciling adjustments (5)	(1.6)	(1.1)	23.8	(3.6)	46.6
Non-GAAP provision for income taxes	$1.7	$1.9	$5.1	$7.7	$18.3

Net earnings from continuing operations	$10.4	$9.2	$26.6	$23.4	$65.6
Non-GAAP reconciling adjustments (6)	12.3	13.9	17.6	56.9	45.5
Income tax effects of non-GAAP reconciling adjustments (5)	(1.6)	(1.1)	23.8	(3.6)	46.6
Non-GAAP net earnings	$24.3	$24.2	$20.4	$83.9	$64.5

Diluted earnings per share from continuing operations	$0.12	$0.10	$0.29	$0.26	$0.72
Earnings per share non-GAAP reconciling adjustment (5)(6)	0.15	0.16	(0.07)	0.65	(0.03)
Non-GAAP diluted earnings per share	$0.27	$0.26	$0.22	$0.91	$0.69

Diluted average shares outstanding	89.4	89.7	90.7	90.1	91.6
Non-GAAP adjustment (7)	2.2	2.6	2.2	2.4	2.3
Non-GAAP diluted average shares outstanding (7)	91.6	92.3	92.9	92.5	93.9
Notes:
(1)    In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2)    Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily within the United States. These amounts are included in the corresponding Gross profit and Earnings from continuing operations before interest and income taxes for each period presented.
(3)    These expenses are related to the acquisition of Cornell Dubilier by the Precision Devices segment. These expenses include ongoing costs to facilitate integration, the amortization of fair value adjustments to inventory, and costs incurred by the Company to carry out this transaction.
(4)    Other expenses include non-recurring professional service fees related to the execution of various reorganization projects and foreign currency exchange rate impacts on restructuring balances.
(5)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments. In 2023, these adjustments include one-time tax benefits.
(6)    The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.
(7)    The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	December 31, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$130.1	$87.3
Receivables, net of allowances of $0.1 and $0.2	105.0	90.7
Inventories	118.0	127.0
Prepaid and other current assets	8.3	6.9
Current assets of discontinued operations	—	116.9
Total current assets	361.4	428.8
Property, plant, and equipment, net	130.1	143.0
Goodwill	269.8	270.5
Intangible assets, net	157.4	175.6
Operating lease right-of-use assets	8.6	13.1
Investment in affiliate	77.2	—
Other assets and deferred charges	113.7	113.7
Non-current assets of discontinued operations	—	318.1
Total assets	$1,118.2	$1,462.8

Current liabilities:
Current maturities of long-term debt	$68.5	$47.1
Accounts payable	58.5	35.9
Accrued compensation and employee benefits	29.4	25.0
Operating lease liabilities	3.9	5.1
Other accrued expenses	33.6	22.2
Federal and other taxes on income	3.7	2.8
Current liabilities of discontinued operations	—	26.5
Total current liabilities	197.6	164.6
Long-term debt	134.0	224.1
Deferred income taxes	1.1	0.7
Long-term operating lease liabilities	5.8	8.2
Other liabilities	23.7	29.3
Non-current liabilities of discontinued operations	—	1.8
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 98,551,188 and 87,358,659 shares issued and outstanding at December 31, 2024, respectively, and 97,297,703 and 89,092,871 shares issued and outstanding at December 31, 2023, respectively	1.0	1.0
Treasury stock - at cost; 11,192,529 and 8,204,832 shares at December 31, 2024 and 2023, respectively	(205.2)	(151.2)
Additional paid-in capital	1,711.9	1,689.9
Accumulated deficit	(613.6)	(375.8)
Accumulated other comprehensive loss	(138.1)	(129.8)
Total stockholders' equity	756.0	1,034.1
Total liabilities and stockholders' equity	$1,118.2	$1,462.8

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Years Ended December 31,
	2024	2023
Operating Activities
Net (loss) earnings	$(237.8)	$72.4
Adjustments to reconcile net (loss) earnings to cash from operating activities:
Goodwill impairment	262.5	—
Depreciation and amortization	50.3	46.5
Stock-based compensation	22.8	29.0
Deferred income taxes	9.5	(40.3)
Non-cash interest expense and amortization of debt issuance costs	8.1	2.0
Non-cash restructuring charges	0.7	(1.8)
Gain on sale of asset	(7.2)	—
Gain on sale of fixed assets	(1.1)	(10.0)
Gain on sale of business	(6.8)	—
Other, net	1.8	(0.9)
Changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	4.0	12.7
Inventories	1.6	11.5
Prepaid and other current assets	1.4	(0.4)
Accounts payable	25.0	6.2
Accrued compensation and employee benefits	3.5	4.0
Other accrued expenses	(3.0)	(2.0)
Accrued taxes	1.6	(0.4)
Other non-current assets and non-current liabilities	(6.8)	(5.8)
Net cash provided by operating activities	130.1	122.7

Investing Activities
Proceeds from the sale of business	58.0	—
Payment to finance seller loan	(6.4)	—
Proceeds from the sale of asset	7.2	—
Acquisition of business	—	(136.9)
Acquisition of asset	—	(0.3)
Capital expenditures	(13.6)	(16.9)
Proceeds from the sale of property, plant, and equipment	—	12.5
Purchase of investments	(0.5)	(0.4)
Proceeds from the sale of investments	0.5	0.4
Net cash provided by (used in) investing activities	45.2	(141.6)

Financing Activities
Payments under revolving credit facility	(166.0)	(35.0)
Payments under Seller Note	(50.0)	—
Borrowings under revolving credit facility	140.0	150.0
Repurchase of common stock	(53.7)	(47.5)
Payments of debt issuance costs	—	(2.2)
Proceeds from the exercise of stock options	5.8	1.6
Tax on restricted and performance stock unit vesting and stock option exercises	(6.6)	(6.2)
Payments of finance lease obligations	(1.5)	(2.5)
Net cash (used in) provided by financing activities	(132.0)	58.2

Effect of exchange rate changes on cash and cash equivalents	(0.5)	(0.2)

Net increase in cash and cash equivalents	42.8	39.1
Cash and cash equivalents at beginning of period	87.3	48.2
Cash and cash equivalents at end of period	$130.1	$87.3

KNOWLES CORPORATION
RECONCILIATION OF GAAP CASH FLOW MEASURES TO NON-GAAP CASH FLOW MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by operating activities	$35.1	$52.8	$60.4	$130.1	$122.7
Less: amounts attributable to discontinued operations	(2.3)	(22.3)	(22.0)	(24.4)	(43.6)
Non-GAAP net cash attributable to continuing operations	32.8	30.5	38.4	105.7	79.1

Capital expenditures	(3.3)	(3.7)	(5.1)	(13.6)	(16.9)
Less: amounts attributable to discontinued operations	0.8	0.2	0.9	1.7	4.7
Non-GAAP capital expenditures attributable to continuing operations	(2.5)	(3.5)	(4.2)	(11.9)	(12.2)

Non-GAAP net cash attributable to continuing operations	32.8	30.5	38.4	105.7	79.1
Non-GAAP capital expenditures attributable to continuing operations	(2.5)	(3.5)	(4.2)	(11.9)	(12.2)
Adjusted free cash flow	$30.3	$27.0	$34.2	$93.8	$66.9
Adjusted free cash flow as a % of revenues	21.3%	18.9%	24.6%	16.9%	14.6%

(1)    In addition to measuring cash flow generation based on the operating, investing, and financing classifications included in the Consolidated Statement of Cash Flows, Knowles also measures adjusted free cash flow and adjusted free cash flow as a percentage of revenues. Adjusted free cash flow is defined as non-GAAP net cash attributable to continuing operations less non-GAAP capital expenditures attributable to continuing operations. Non-GAAP net cash attributable to continuing operations is defined as net cash provided by operating activities less amounts attributable to discontinued operations. Non-GAAP capital expenditures attributable to continuing operations is defined as capital expenditures less amounts attributable to discontinued operations. Knowles believes these measures are helpful in measuring its cash generated from its continuing operations that is available to repay debt, fund acquisitions, and repurchase Knowles common stock. Adjusted free cash flow and adjusted free cash flow as a percentage of revenues are not presented in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry. As such, adjusted free cash flow and adjusted free cash flow as a percentage of revenues should not be considered in isolation from, or as an alternative to, any other liquidity measures determined in accordance with GAAP.